UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2020

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The COVID-19 pandemic (the “pandemic”) has significantly affected the global economy and strained the hospitality industry, including Hilton Worldwide Holdings Inc. (the “Company,” “we” or “our”). Governmental orders, corporate travel restrictions, stay-at-home directives and the overall global economic slowdown have resulted in cancellations and materially reduced travel around the world. We expect the current and future impact of the pandemic, including its effect on the ability or desire of people to travel and use our hotels for lodging, food and beverage and other services, to continue to adversely affect our industry until the effects of the pandemic subside. In response to the pandemic, the Company proactively took steps to secure our liquidity position and made a series of difficult decisions, including eliminating our CEO’s salary from April 2020 through year end, temporarily reducing salaries for other executives, laying off and furloughing thousands of employees, suspending operations completely or partially at many of our hotels, and significantly reducing expenses. The Company’s full business recovery from the pandemic will depend on extraordinary contributions from those employees who remain with the Company, including our senior business leaders.

Due to these unforeseen circumstances and global economic conditions, the Company’s achievement of the performance targets for the 2018 performance awards became impossible and the achievement of the performance targets for the 2019 and 2020 performance awards highly unlikely, which would result in a zero payout under the Company’s 2018, 2019 and 2020 performance awards. A zero payout for the performance awards would fail to recognize strong performance in the two years prior to the pandemic where results exceeded the target payout, as well as shareholder value created during the overall performance period through the modification date, and, coupled with the pay program disruptions described above, limit the Company’s ability to retain senior business leaders and drive long-term performance. In reviewing the current circumstances, the Compensation Committee of the Company’s Board of Directors (the “Committee”) received advice from its independent compensation consultant, evaluated market-prevalent practices and prioritized the following in its decision-making:

•retaining key talent during these unprecedented times;
•rewarding for performance results achieved prior to the pandemic and for shareholder value created* during the performance period through the modification date;
•aligning pay with performance metrics that we believe will be most meaningful in assessing our performance during our multi-year recovery from the impact of the pandemic; and
•ensuring that a significant portion of compensation continues to be at-risk and subject to achievement of performance results.

*Total stockholder return (including reinvestment of dividends) for the period from January 1, 2018 through December 21, 2020 was approximately 32.3%.

As a result, the Committee sought to effectively replace the original 2018, 2019 and 2020 performance awards and approved the modifications described below on December 22, 2020.

For the performance share units awarded in 2018, the Committee certified the achievement level at 200% for two thirds of the performance period and zero percent for one third of the performance period based on the Committee’s determination that the achievement level would have been 200% if the performance period had ended on December 31, 2019 (so that each participant will receive a payout equal to two thirds of the target number of performance share units at 200%). The 2018 performance share units will vest in accordance with their regular schedule on December 31, 2020 and settle in the first quarter of 2021.

For the performance share units awarded in 2019, the Committee certified the achievement level at 138% for one third of the performance period based on the Committee’s determination that the achievement level would have been 138% if the performance period had ended on December 31, 2019 (so that each participant will receive a payout equal to one third of the target number of performance share units at 138%), and established four new performance goals, each weighted at 25%, based on Free Cash Flow per share, Adjusted EBITDA, Net Unit Growth (“NUG”) Compound Annual Growth Rate (“CAGR”) and Revenue per Available Room (“RevPAR”) Index Growth that will be applicable for purposes of determining the performance multiplier for the remaining two thirds of the 2019 performance share units. The modified 2019 performance share units have a performance period beginning on January 1, 2019 for NUG CAGR and beginning on January 1, 2021 for the other performance measures, with the performance period for each of the measures ending on December 31, 2021. The modified 2019 performance share units will vest in accordance with their regular schedule on December 31, 2021 and settle in the first quarter of 2022 (and for the portion of the awards subject to the new measures, will be subject to performance certification by the Committee). The holders of the performance share units awarded in 2019 other than the executive committee members and Section 16 officers are entitled to the payout under the original terms of the award following the end of the performance period, instead of the payout under the modified terms, if such terms would result in a larger payout.

For the performance share units awarded in 2020, the Committee established four new performance goals, each weighted at 25%, based on Free Cash Flow per share, Adjusted EBITDA, NUG CAGR and RevPAR Index Growth that will be applicable for purposes of determining the performance multiplier for such 2020 performance share awards. The modified 2020 performance share units have a performance period beginning on January 1, 2020 for NUG CAGR and beginning on January 1, 2022 for the other performance measures, with the performance period for each of the measures ending on December 31, 2022. The modified 2020 performance share units will vest in accordance with their regular schedule on December 31, 2022 and settle in the first quarter of 2023, subject to performance certification by the Committee. The holders of the performance share units awarded in 2020 other than the executive committee members and Section 16 officers are entitled to the payout under the original terms of the award following the end of the performance period, instead of the payout under the modified terms, if such terms would result in a larger payout. Ian Carter, our former Executive Vice President and President, Global Development, will receive the payout described above for his performance shares awarded in 2018 and 2019 based on the Committee’s certification of achievement level through December 31, 2019.

As a result of the modifications to the 2018, 2019 and 2020 performance awards approved by the Committee and described above, the number of shares underlying performance awards for each of our named executive officers is as follows: Chris Nassetta – 347,859 (effectively replacing 301,461 shares underlying pre-pandemic awards); Kevin Jacobs – 66,080 (effectively replacing 57,615 shares underlying pre-pandemic awards); Matt Schuyler – 45,386 (effectively replacing 39,608 shares underlying pre-pandemic awards); Ian Carter – 20,859 (effectively replacing 24,961 shares underlying pre-pandemic awards); and Chris Silcock – 23,682 (effectively replacing 20,685 shares underlying pre-pandemic awards).

Additionally, with respect to the non-financial components of the 2020 annual cash incentive, the Committee may exercise its discretion in evaluating executives based on the Company’s post-pandemic priorities of protecting our people and business and preparing for recovery.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kristin A. Campbell
Name:	Kristin A. Campbell
Title:	Executive Vice President, General Counsel and Secretary

Date: December 22, 2020